UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2021

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1917 Four Wheel Drive Oshkosh, Wisconsin	54902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 502-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425, under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12, under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2021, director Craig P. Omtvedt notified Oshkosh Corporation (the “Company”) of his intention to retire from the Board of Directors (the “Board”) of the Company effective as of the close of the Company’s 2022 annual meeting of shareholders in accordance with the Company’s Corporate Governance Guidelines relative to director retirement age.

After being notified by Mr. Omtvedt of his intention to retire, the Board acted to approve a reduction in the size of the Board from ten directors to nine directors in light of that retirement with such reduction effective as of the date of the Company’s 2022 annual meeting of shareholders. The Board had also acted to reduce the size of the Board from eleven directors to ten directors to account for the passing of director Raymond T. Odierno in October 2021. As a result of the Board’s actions, there will not be any vacancies on the Board as of the close of the Company’s 2022 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: November 16, 2021	By:	/s/ Ignacio A. Cortina
Ignacio A. Cortina
Executive Vice President, General Counsel and Secretary